Exhibit 5.1

November 12, 2004	Duane Morris	FIRM and AFFILIATE OFFICES

   NEW YORK
   LONDON
   CHICAGO
   HOUSTON
   PHILADELPHIA
   SAN FRANCISCO
   BOSTON
   WASHINGTON, DC
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   MIAMI
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   CHERRY HILL
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   BANGOR
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   WESTCHESTER

Board of Directors
F.N.B. Corporation
One F.N.B. Boulevard
Hermitage, Pennsylvania 16148

Re:	F.N.B. Corporation Registration Statement on Form S-4 5,900,000 Shares

Ladies and Gentlemen:

     We have acted as counsel to F.N.B. Corporation, a Florida corporation (“FNB”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the registration statement on Form S-4 (the “Registration Statement”) of up to 5,900,000 shares (the “Shares”) of FNB’s common stock, par value $.01 per share. The Shares are issuable by FNB in exchange for outstanding shares of common stock, par value $1.00 per share, of NSD Bancorp, Inc., a Pennsylvania corporation (“NSD”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated as of October 14, 2004 between FNB and NSD (the “Merger Agreement”).

     In connection therewith, we have examined the following:

(1)	The Articles of Incorporation, as amended, of FNB, certified by the Secretary of State of the State of Florida;

(2)	The By-laws of FNB, certified as complete and correct by the Secretary of FNB;

Board of Directors
F.N.B. Corporation

November 12, 2004

(3)	Minutes of meetings of the board of directors of FNB, certified as correct and complete by the Secretary of FNB;

(4)	Certificate of Active Status with respect to FNB, issued by the Secretary of State of the State of Florida; and

(5)	The Registration Statement.

     Based upon such examination and upon our examination of such other instruments and records that we have deemed necessary, we are of the opinion that:

(A)	FNB has been duly incorporated and its status is active under the laws of the State of Florida; and

(B)	The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the proxy statement/prospectus contained in the Registration Statement.

Respectfully, DUANE MORRIS LLP
By:	/s/ Frederick W. Dreher
Frederick W. Dreher